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         Conference Call:                 Today, February 9, at 10:30 a.m. EST
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         Dial-in numbers:                 212/346-6500 or 415/908-6290
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         Webcast/Replay URL: www.vcall.com or www.vcall.com/CEPage.asp?ID=85832

News Announcement                           For Immediate Release

Contact:
Jeffrey D. Gash                         Joseph N. Jaffoni, Nathan Ellingson
Chief Financial Officer                 Jaffoni & Collins Incorporated
631/273-5500 or jgash@jacoelect.com     212/835-8500 or jaco@jcir.com



                         JACO ELECTRONICS' FISCAL SECOND
                   QUARTER REVENUES RISE 23% TO $66.8 MILLION

          - Quarterly Operating Loss Reduced Significantly to $55,000 -

Hauppauge, NY, February 9, 2004 -- Jaco Electronics, Inc. (Nasdaq: JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2004 second quarter and six months ended December 31, 2003.

Net sales for the second quarter of fiscal 2004 rose 23% to $66,819,000 compared with $54,180,000 during the same period last year. The Company's net loss for the fiscal 2004 second quarter was $437,000, or $0.07 per diluted share, compared to a net loss of $541,000, or $0.09 per diluted share, during the same period last year. Per share results are based on a weighted average number of diluted shares outstanding of 5,928,000 and 5,792,000 for the second quarters of fiscal 2004 and 2003, respectively.

Net sales for the six months ended December 31, 2003 rose 35% to $139,088,000 compared with $103,224,000 during the first half of fiscal 2003. The net loss for the six months ended December 31, 2003 was $861,000, or $0.15 per diluted share, compared to a net loss of $1,528,000, or $0.26 per diluted share, during the same period last year. Per share results are based on a weighted average number of diluted shares outstanding of 5,860,000 and 5,800,000 for the first half of fiscal 2004 and fiscal 2003, respectively.


                                     -more-

Jaco Electronics Reports Second Quarter Results, 2/9/04                  page 2

Commenting on the results, Joel Girsky, Jaco's Chairman and Chief Executive Officer, said, "Jaco's second quarter net revenues, gross profit and operating results show significant progress from the year ago period. Not only do our results indicate the progress we continue to make as we approach profitability, but they also confirm the validity of recent management initiatives. In June 2003 we completed our most recent acquisition, the distribution business of Reptron Electronics. With their operations fully integrated into Jaco's, we were able to grow sales 23% compared with the year ago quarter and trim an additional $0.4 million from SG&A over the fiscal 2004 first quarter. We continue to review areas in our organization to further reduce expenses and enhance our capabilities.

"Our previously announced efforts to improve margins delivered results in the most recent quarter. The margin improvement contributed to the 73% sequential reduction in our operating loss to fifty five thousand dollars. This improvement is even more dramatic when considering that it reflects an 87% reduction when compared to the year ago quarterly levels.

"Offsetting some of the benefits of our improved operating performance was our increased interest expense during the quarter which was partially attributable to the Reptron distribution acquisition and increased borrowing costs. Jaco remains focused, however, on closely managing our balance sheet and on a sequential basis we reduced the Company's long term debt by over $5 million from the fiscal 2004 first quarter, which should contribute to lower interest expense in future periods. As I noted with our fiscal 2004 first quarter results, the improving industry conditions combined with the strength of Jaco's product line, customer relationships, and balance sheet give continued reason for optimism in fiscal 2004.

"Jaco's flat panel display offerings continue to be an area of opportunity for the Company. With our broad line card and growing industry demand, we remain optimistic in our expectations for this product. Accordingly, we continue to hire additional staff to support these operations.

"Finally, our plans for international expansion continue to develop and this important strategic initiative is moving forward. The development of our international capabilities both supports our existing clients and we believe will create a platform for the development of new business. Accordingly, we recently appointed a senior manager to lead our operations in the Far East and expect to add direct sales agents soon for China. Additionally, our plans include the opening of a warehouse facility in the Far East before the end of our fiscal year."

                                     -more-

Jaco Electronics Reports Second Quarter Results, 2/9/04                  page 3

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers and provides contract manufacturing services to its industrial OEM customers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

Jaco has two distribution centers and 16 strategically located sales offices throughout the United States. Jaco provides a variety of value-added services including automated inventory management services, assembling stock items for customers into pre-packaged kits, integrating and assembling various custom components with flat panel displays to customer specifications and providing contract manufacturing services. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

Except for the historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, general industry and economic conditions, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results, delays in development of highly-complex products, the ability of the Company to maintain or expand its operations, the level of costs incurred in connection with the Company's ability to maintain or expand its operation and the financial strength of the Company's customers and suppliers and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. Actual results may differ materially from such information set forth herein.

                                 -table follows-


Jaco Electronics Reports Second Quarter Results, 2/9/04                   page 4

                     JACO ELECTRONICS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                   (unaudited)
                   ($ in thousands, except per share amounts)

                                                    Three months ended                 Six months ended
                                                          December 31,                       December 31,
                                                    -------------------------          -----------------------
                                                      2003             2002              2003            2002
                                                    -------          -------           -------         --------
Net sales                                              $66,819        $54,180            $139,088      $103,224
                                                     ---------      ---------         -----------   -----------
Gross profit                                             8,937          6,915              18,140        13,262
Selling, general & administrative
   expenses                                              8,992          7,348              18,403        14,813
                                                   -----------     ----------         -----------   -----------
Operating loss                                             (55)          (433)               (263)       (1,551)
Interest expense                                           617            399               1,061           800
                                                   -----------     ----------         -----------   -----------
Loss before income taxes                                  (672)          (832)             (1,324)       (2,351)
Income tax benefit                                        (235)          (291)               (463)         (823)
                                                   ------------    -----------        ------------  ------------
Net loss                                           $      (437)    $     (541)        $      (861)  $    (1,528)
                                                   ============    ===========        ============  ============

Net loss per common share:
   Basic                                           $     (0.07)    $    (0. 09)       $     (0.15)  $     (0. 26)
                                                   ============    ============       ============  =============
   Diluted                                         $     (0.07)    $    (0. 09)       $     (0.15)  $     (0. 26)
                                                   ============    ============       ============  =============

Weighted average shares:
   Basic                                            5,928,169        5,791,717          5,860,146       5,799,574
                                                  ===========      ===========         ==========     ===========
   Diluted                                          5,928,169        5,791,717          5,860,146       5,799,574
                                                  ===========      ===========         ==========     ===========

          Summary Balance Sheet
         As of December 31, 2003                  Key Financial Statistics

Receivables (net)     $36,000,000       LT Debt to Capitalization           45%
Inventories            45,700,000       Per Share Price (2/6/04)          $7.75
                                        Book Value Per Share              $7.62
Long-Term Debt        $36,500,000
A/C Payable and        38,700,000
  Accrued Expenses
Shareholder's Equity  $45,200,000

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